UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 26, 2020

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On June 26, 2020, the Board of Directors (the “Board”) of Aprea Therapeutics, Inc. (the “Company”) appointed Fouad Namouni, M.D. as a Class II member of the Board and Richard Peters, M.D., Ph.D. as a Class I member of the Board. At this time, Dr. Namouni and Dr. Peters have not been appointed to any Board committee.

Dr. Namouni and Dr. Peters each will receive the standard cash compensation amounts payable to non-employee directors of the Company, as well as the equity compensation (including the initial equity grant) described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”).

Resignation of Director

On June 26, 2020, Guido Magni, M.D., Ph.D., resigned from the Board, effective as of June 30, 2020. Such resignation was not as the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

The Company issued a press release regarding the above matters, which is being furnished and is attached hereto as Exhibit 99.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2020 annual meeting of stockholders (the “Annual Meeting”) of the Company held on June 26, 2020, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of two directors to serve as Class I directors until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified.

The Company’s stockholders elected the following two directors to serve as Class I directors until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

			Broker Non-
Director	Votes For	Votes Withheld	Votes
Bernd R. Seizinger, M.D., Ph.D.	15,759,440	3,211,720	1,371,070
Jonathan Hepple, Ph.D.	15,759,201	3,211,959	1,371,070

Proposal 2:	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
20,341,993	130	107

For more information about the foregoing proposals, see the Proxy Statement. Of the 21,054,842 shares of the Company’s common stock entitled to vote at the Annual Meeting, 20,342,230 shares, or approximately 96.6%, were represented at the meeting in person or by proxy, constituting a quorum.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press release issued by Aprea Therapeutics, Inc. dated June 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: June 30, 2020	By:	/s/ Christian S. Schade
Name: Christian S. Schade
Title: President and Chief Executive Officer